EXHIBIT 10.2

                                                                                                                              eBay Inc.

                                                                                                                              2145 Hamilton Ave.

                                                                                                                             San Jose, CA 95125

                                                                                                                            Company Tax ID: 77-0430924

Notice of Grant of Award
and Award Agreement

[Name]
[Address]
Award Number:
Plan: 2008
Type: RSU

Effective                               , you have been granted an award of                                restricted stock units. These units are restricted until the vest date(s) shown below, at which time you will receive shares of eBay Inc. (the Company) common stock.

The award will vest in increments on the date(s) shown.

Shares	Full Vest*

*Vesting is subject to your active Continuous Service with an eBay company through the applicable vesting date.

By Participant’s signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Agreement and this Grant Notice. Participant has reviewed the Restricted Stock Unit Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Unit Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Unit Agreement.

eBay Inc.	Date

[Name]	Date

EXHIBIT A

TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

EBAY INC. RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (the “Agreement”) is attached, eBay Inc., a Delaware corporation (the “Company”) has granted to Participant the right to receive the number of Restricted Stock Units (“RSUs”) under the 2008 Equity Incentive Award Plan, as amended from time to time (the “Plan”), as set forth in the Grant Notice.

GENERAL

1. Definitions. All capitalized terms used in this Agreement without definition shall have the meanings ascribed to such terms in the Plan and the Grant Notice.

2. Incorporation of Terms of Plan. The Award is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

AGREEMENT

1. Grant of the RSUs. As set forth in the Grant Notice, the Company hereby grants the Participant RSUs in exchange for past and future services to the Company subject to all the terms and conditions in this Agreement, the Grant Notice and the Plan. However, no shares of Stock (the “Shares”) shall be issued to the Participant until the time set forth in Section 2. Prior to actual payment of any Shares, such RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.

2. Issuance of Stock. Shares shall be issued to the Participant on or as soon as administratively practicable following each vesting date as set forth in the Grant Notice (the “Vesting Date”) (and in no event later than 2-1/2 months following each such Vesting Date), provided that the Participant has not experienced a Termination of Service on or prior to such Vesting Date. After each such Vesting Date, the Company shall promptly cause to be issued (either in book-entry form or otherwise) to the Participant or the Participant’s beneficiaries, as the case may be, Shares with respect to RSUs that become vested on such Vesting Date. No fractional Shares shall be issued under this Agreement. In the event a Participant experiences a Termination of Service, the RSUs shall cease vesting immediately upon such Termination of Service and the unvested RSUs awarded by this Agreement shall be forfeited.

3. Taxes.

(a) Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment to the Company or any of its Subsidiaries any sums required by federal, state or local tax law to be withheld with respect to the grant of the RSUs, the issuance of Shares with respect thereto, or any other taxable event related to the RSUs. The Company may permit the Participant to make such payment in one or more of the forms specified below:

(i)	by cash or check made payable to the Company;

(ii)	by the deduction of such amount from any compensation payable to Participant by the Company and/or a Subsidiary;

(iii)	in the sole discretion of the Company, by requesting that the Company withhold a net number of otherwise issuable vested Shares having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state and local income tax and payroll tax purposes; or

(iv)	in any combination of the foregoing.

(b) If, at any time during the life of the RSUs, a Participant provides services to the Company or a Subsidiary in a country other than the United States and such services result in any income tax, social insurance, payroll tax, payment on account or other tax-related items with respect to the RSUs in the non-US location (“Tax-Related Items”), Participant shall be considered an “Internationally Mobile Participant” until such time as the RSUs are fully vested.

In addition to the withholding methods set forth in clause (a) above, at the time of a taxable event, the Internationally Mobile Participant authorizes the Company to arrange for the Company-designated broker to sell on the market a portion of the otherwise issuable Shares that have an aggregate market value sufficient to pay the Tax-Related Items (a “Sell to Cover”), on the Internationally Mobile Participant’s behalf and at the Internationally Mobile Participant’s direction pursuant to this authorization. Any Sell to Cover arrangement shall be pursuant to terms specified by the Company from time to time.
The Company reserves the right to require that an Internationally Mobile Participant assume liability for any tax- and/or social insurance-related charges that may otherwise be due by the Company or a Subsidiary with respect to the RSUs, if the Company determines in its sole discretion that such charges may legally be transferred to the Internationally Mobile Participant. To the extent the liability for any such charges are transferred to an Internationally Mobile Participant, such charges will be considered Tax-Related Items subject to the applicable withholding methods set forth in this Section 3. The Company also reserves the right to impose other requirements on the RSUs granted to an Internationally Mobile Participant and the Shares issued thereunder, to the extent required by the local laws of the country in which the Internationally Mobile Participant is providing services, and to require an Internationally Mobile Participant to sign any additional agreements or undertakings that may be necessary to comply with the provisions of such local laws.

(c) No fractional Shares will be withheld or subject to a Sell to Cover arrangement to satisfy the federal, state or local tax or any Tax-Related Items.

(d) In the event a Participant (including an Internationally Mobile Participant) fails to provide timely payment of all sums required by the Company pursuant to this Section 3, the Company shall have the right and option, but not the obligation, to treat such failure as an election by the Participant to satisfy all or any portion of his or her obligation for federal, state or local tax and any Tax-Related Items by means of requesting the Company to either withhold otherwise issuable vested Shares in accordance with clause (a)(iii) above or arrange for a Sell to Cover, as applicable. However, the Company, in the Company’s sole discretion, may require that any withholding for federal, state or local tax or any Tax-Related Items be satisfied in accordance with clause (a)(i) and/or (a)(ii) above.

The Company shall not be obligated to deliver any new certificate representing Shares issuable with respect to the RSUs to Participant or Participant’s legal representative unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local tax and any Tax-Related Items resulting from the grant of the RSUs, the issuance of the Shares with respect thereto, or any other taxable event related to the RSUs.

4. Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

5. Conditions to Issuance of Certificates. Notwithstanding any other provision of this Agreement, the Company shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares is then listed, (b) the completion of any registration or other qualification of the Shares under any state, federal or foreign law or under rulings or regulations of the U.S. Securities and Exchange Commission or other governmental regulatory body (including any applicable foreign governmental body), which the Company shall, in its sole and absolute discretion, deem necessary and advisable, (c) the obtaining of any approval or other clearance from any state, federal or foreign governmental agency (including any applicable foreign governmental agency) that the Company shall, in its absolute discretion, determine to be necessary or advisable and (d) the lapse of any such reasonable period of time following the date the RSUs vest as the Company may from time to time establish for reasons of administrative convenience.

6. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

7. Award Not Transferable. This grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

8. Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an Employee or other service provider of the Company or any of its Subsidiaries.

9. Governing Law and Choice of Venue. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under such state’s conflict of laws principles. For purposes of litigating any dispute that arises directly or indirectly in respect of this Award, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

10. Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the U.S. Securities and Exchange Commission, including without limitation Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Awards are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

11. Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely effect the Award in any material way without the prior written consent of the Participant.

12. Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail (or its non-U.S. equivalent) by certified mail, with postage and fees prepaid, addressed to the Participant at his or her address shown in the Company records, and to the Company at its principal executive office.

13. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

14. Compliance in Form and Operation. This Agreement and the RSUs are intended to comply with Section 409A of the Code and the Treasury Regulations thereunder (“Section 409A”) and shall be interpreted in a manner consistent with that intention. Notwithstanding any other provisions of this Agreement or the Grant Notice, the Company reserves the right, to the extent the Company deems necessary or advisable, and without any obligation to do so or to indemnify Participant for any failure to do so, to unilaterally amend the Plan and/or this Agreement to ensure that all RSUs are awarded in a manner that qualifies for exemption from or complies with Section 409A, provided, however, that the Company makes no representation that the RSUs will comply with or be exempt from Section 409A and makes no undertaking to preclude Section 409A from applying to the RSUs.

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